Exhibit 99.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of November 2, 2009, by and among Biostar Pharmaceuticals, Inc., a Maryland corporation, with headquarters located at No. 588 Shiji Avenue, Xiangyang City, Shaanxi Province, The People’s Republic of China  712046 (the “Company”), and the Buyers listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).  The Company and the Buyers shall collectively be referred to as the “Parties” and individually, a “Party”.

BACKGROUND

WHEREAS, the Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange SEC (the “SEC”) under the 1933 Act.

WHEREAS, the Buyers collectively wish to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement and in the amounts as set forth in Schedule A annexed hereto, (i) up to an aggregate number of 2,060,000 shares of Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), with each share of Series B Preferred Stock being initially convertible into one (1) share of the common stock, par value $0.001 per share, of the Company (the “Common Stock”), subject to adjustment and (ii) attached warrants to purchase up to an aggregate of 500,000 shares of Common Stock at $3.00 per share, substantially in the form attached hereto as Exhibit B, subject to adjustment (the Series B Preferred Stock and the Warrants shall collectively be referred to as the “Securities”).

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto, together with Sichenzia Ross Friedman Ference LLP (“Escrow Agent”), are executing and delivering a Closing Escrow Agreement, substantially in the form attached hereto as Exhibit C (the “Closing Escrow Agreement”) pursuant to which the Buyers shall deposit their Purchase Price (as defined below) with the Escrow Agent to be applied to the transactions contemplated hereunder.

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company, the Buyers and Sichenzia Ross Friedman Ference LLP  (“Make Good Escrow Agent”), are executing and delivering a Make Good Escrow Agreement, substantially in the form attached hereto as Exhibit D (the “Make Good Escrow Agreement”).

WHEREAS, the parties intend to memorialize the terms on which the Company will sell to the Buyers and the Buyers will purchase the Securities;

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Article 1

INCORPORATION BY REFERENCE AND DEFINITIONS

1.1 Incorporation by Reference. The foregoing recitals and the Exhibits and Schedules attached hereto and referred to herein, are hereby acknowledged to be true and accurate, and are incorporated herein by this reference.

1.2 Supersedes Other Agreements. This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties, shall supersede such instrument or understanding to the fullest extent permitted by law.  A copy of this Agreement shall be filed at the Company’s principal office.

1.3 Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings (all capitalized terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement):

1.3.1 “9.9% Limitation” has the meaning set forth in Section 2.1.3 of this Agreement.

1.3.2 “1933 Act” means the Securities Act of 1933, as amended.

1.3.3 “1934 Act” means the Securities Exchange Act of 1934, as amended.

1.3.4 “Affiliate” means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question.  The term “control,” as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50% of the voting rights attributable to the shares of such controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled Person.

1.3.5 “Articles” means the certificate of incorporation of the Company, as the same may be amended from time to time.

1.3.6  “Bylaws” means the bylaws of the Company, as the same may be amended from time to time.

1.3.7  “Certificate of Designation” means the means the Certificate of Designation to be filed prior to the Closing by the Company with the Secretary of State of Maryland, in the form of Exhibit A attached hereto.

1.3.8 “Closing” means the consummation of the transactions contemplated by this Agreement, all of which transactions shall be consummated contemporaneously with the Closing.

1.3.9 “Closing Date” means the date on which the Closing occurs.

1.3.10  “Company’s Governing Documents” means the Articles and Bylaws.

1.3.11  “EBITDA” means consolidated earnings before interest, taxes, depreciation and amortization, determined in accordance with GAAP.

1.3.12  “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors of and consultants (other than consultants whose services relate to the raising of funds) of the Company pursuant to any stock or option plan that was or may be adopted by a majority of independent members of the Board of Directors of the Company or a majority of the members of a committee of independent directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder, the Series B Preferred Stock, the Warrants and any other options, warrants or convertible securities which are outstanding on after completion of the Closing, and (c) securities issued pursuant to acquisitions, licensing agreements, or other strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business which the Company’s board of directors believes is beneficial to the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

1.3.13 “GAAP” means United States generally accepted accounting principles consistently applied.

1.3.14  “Maryland Law” shall mean the Maryland General Corporation Law.

1.3.15 “Material Adverse Effect” means any adverse effect on the business, operations, properties or financial condition of the Company or any of its Subsidiaries that is material and adverse to the Company and its Subsidiaries taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company or any Subsidiary to perform any of its material obligations under the Transaction Documents or to perform its obligations under any other material agreement.

1.3.16  “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

1.3.17  “Income from Operations” means income from operations determined in accordance with GAAP plus any charges relating to the transaction contemplated by this Agreement and the other Transaction Documents, including the issuance of the Series B Preferred Stock, Warrants and any other securities issuable pursuant to this Agreement.

1.3.18  “Purchase Price” means the $3,605,000 to be paid by the Buyers to the Company for the Securities.

1.3.19  “Restriction Termination Date” shall mean the date on which the Buyers shall have (a) converted 90% of the shares of Series B Preferred Stock and exercised 90% Warrants (other than Warrants that shall have expired unexercised) and (b) sold 90% of the underlying Shares in the public market.

1.3.20 “Securities” means the shares of Series B Preferred Stock, the Warrants and the Shares.

1.3.21 “SEC” means the Securities and Exchange Commission.

1.3.22 “SEC Documents” means, all reports, schedules, forms, statements and other documents required to be filed with the SEC pursuant to the reporting requirements under the 1934 Act.

1.3.23 “Series B Preferred Stock” means the shares of Series B Preferred Stock having the rights, preferences and privileges and subject to the limitations set forth in the Certificate of Designation.

1.3.24 “Shares” means, collectively, the shares of Common Stock issued or issuable (i) upon conversion of the Series B Preferred Stock and (ii) upon exercise of the Warrants.

1.3.25 “Subsidiary” means an entity in which the Company and/or one or more other Subsidiaries directly or indirectly own(s) either 50% of the voting rights or 50% of the equity interests.

1.3.26 “Subsequent Financing” means any offer and sale of shares of Preferred Stock or debt that is initially convertible into shares of Common Stock or otherwise senior or superior to the Series B Preferred Stock.

1.3.27 “Target Number” has the meaning set forth in Section 6.10 of this Agreement.

1.3.28 “Total Shares” means the number of shares of Common Stock as have been or would be issued upon conversion of the Series B Preferred Stock and Warrants.  The number of Total Shares shall be adjusted to reflect any change in the conversion price of the Series B Preferred Stock and the expiration of any Warrants.

1.3.29 “Transaction Documents” means this Agreement, all Schedules and Exhibits attached hereto, the Certificate of Designation, the Warrants, the Closing Escrow Agreement, the Make Good Escrow Agreement and all other documents and instruments to be executed and delivered by the parties in order to consummate the transactions contemplated hereby.

1.3.30 “Underlying Shares” means shares of Common Stock issuable upon conversion of the Series B Preferred Stock and the shares of Common Stock issuable upon exercise of the Warrants,.

1.3.31 “Warrants” means the common stock purchase warrants in substantially the forms of Exhibit C to this Agreement.

1.4 References.   All references in this Agreement to “herein” or words of like effect, when referring to preamble, recitals, article and section numbers, schedules and exhibits shall refer to this Agreement unless otherwise stated.

1.5 Value of Series B Preferred Stock.  Whereever this Agreement provides for the delivery of shares of Series B Preferred Stock in satisfaction of an obligation under this Agreement, a share of Series B Preferred Stock shall have a value equal to its liquidation preference as set forth in the Certificate of Designation.

Article 2

SALE AND PURCHASE OF SECURITIES; PURCHASE PRICE

2.1 Sale of Securities. Subject to the satisfaction (or waiver) of the conditions set forth in Article 8 and 9, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date, such number of shares of Series B Preferred Stock and such number of Warrants as is set forth opposite such Buyer's name on the Schedule A annexed hereto.  On the Closing Date, (i) each Buyer shall pay its respective portion of the Purchase Price to the Company for the Series B Preferred Stock and the Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to each Buyer one or more stock certificates, evidencing the number of shares of Series B Preferred Stock and such number of Warrants such Buyer is purchasing as is set forth on Schedule A annexed hereto, duly executed on behalf of the Company and registered in the name of such Buyer.

2.1.1 Purchase Price.  The purchase price for the Securities to be purchased by each Buyer at the Closing shall be the amount set forth opposite such Buyer’s on Schedule A annexed hereto (the “Purchase Price”) which shall be equal to the amount of $1.75 per share of Series B Preferred Stock times the number of shares of Series B Preferred Stock purchased

2.1.2 Except as expressly provided in the Certificate of Designation and the Warrants, a Buyer shall not be entitled to convert the Series B Preferred Stock into shares of Common Stock or to exercise the Warrants to the extent that such conversion or exercise would result in beneficial ownership by the Buyers and their Affiliates, as a group, owning more than 9.9% of the then outstanding number of shares of Common Stock on such date after giving effect to such conversion or exercise.  For the purposes of this Agreement beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act, and Regulation 13d-3 thereunder.  The limitation set forth in this Section 2.1.2 is referred to as the “9.9% Limitation.”  As a result of the 9.9% Limitation, the Buyers will not have more than 9.9% of the voting power of the Company; provided, however, that this sentence shall not affect any of a Buyer’s rights under the Certificate of Designation.

Article 3

CLOSING DATE AND DELIVERIES AT CLOSING

3.1 Closing Date.  The Closing of the transactions contemplated by this Agreement, unless expressly determined herein, shall be held at the offices of the Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, New York 10006, at 2:00 P.M. local time, on the Closing Date or on such other date and at such other place as may be mutually agreed by the parties, including closing by facsimile with originals to follow.

3.2 Deliveries by the Company.  In addition to and without limiting any other provision of this Agreement, the Company agrees to deliver, or cause to be delivered, to the escrow agent under the Escrow Agreement, the following:

(a) At or prior to Closing, an executed Agreement with all exhibits and schedules attached hereto;

(b) At the Closing, certificates representing such number of shares of Series B Preferred Stock in the names of the Buyers and in the amounts set forth in Schedule A to this Agreement;

(c) At the Closing, certificates representing such Warrants to purchase such number of shares of Common Stock in the names of the Buyers and in the amounts set forth in Schedule A to this Agreement

(d) The executed Closing Escrow Agreement;

(e) The executed Make Good Escrow Agreement;

(f) Evidence of approval of the Board of Directors of the Company of the Transaction Documents and the transactions contemplated hereby and thereby;

(g) Good standing certificate from the Secretary of State of the State of Maryland;

(h) The executed disbursement instructions pursuant to the Closing Escrow Agreement, which shall provide that the Escrow Agent continue to hold $350,000 to pay the Company’s anticipated obligations to for its future professional fees as set forth in Section 6.9;

(i) Such other documents or certificates as shall be reasonably requested by Buyers or their counsel; and

3.3 Deliveries by Buyers.  In addition to and without limiting any other provision of this Agreement, the Buyers agree to deliver, or cause to be delivered, to the Escrow Agent under the Escrow Agreement, the following:

(a) A deposit from each Buyer as to the Buyer’s portion of the Purchase Price;

(b) The executed Agreement with all Exhibits and Schedules attached hereto;

(c) The executed Closing Escrow Agreement;

(d) The executed Make Good Escrow Agreement;

(e) The executed disbursement instructions pursuant to the Escrow Agreement; and

(f) Such other documents or certificates as shall be reasonably requested by the Company or its counsel.

3.4 Delivery of Original Documents. In the event any document provided to the other party in Paragraphs 3.2 and 3.3 herein are provided by facsimile, the party shall forward an original document to the other party within seven (7) business days.

3.5 Further Assurances.  The Company and each Buyer shall, upon request, on or after the Closing Date, cooperate with each other (specifically, the Company shall cooperate with the Buyers, and each Buyer shall cooperate with the Company) by furnishing any additional information, executing and delivering any additional documents and/or other instruments and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

3.6 Waiver.  A Buyer may waive any of the requirements of Section 3.2 of this Agreement, and the Company may waive any of the provisions of Section 3.3 of this Agreement.  The Buyers may also waive any of the requirements of the Company under the Closing Escrow Agreement and the Make Good Escrow Agreement.

Article 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Buyers as of the date hereof and as of Closing Date (which warranties and representations shall survive the Closing regardless of any examinations, inspections, audits and other investigations the Buyers have heretofore made or may hereinafter make with respect to such warranties and representations) as follows:

4.1 Organization and Qualification.  Each of the Company and its Subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted.  Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  The Company has no Subsidiaries except as set forth on Schedule 4.1

4.2 Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders except for any filings which may be required to be made by the Company with the SEC or state securities administrators subsequent to the Closing.  This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

4.3 Issuance of Securities.  The Securities are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof and the Securities shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Series B Preferred Stock and/or Warrants, as the case may be.  The offer and issuance by the Company of the Securities are exempt from registration under the 1933 Act.

4.4 No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will not (i) result in a violation of the Articles or Bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any U.S. law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations of the OTCBB), or by which any property or asset of the Company or a Subsidiary is bound or affected, except in the case of clause (ii) such as could not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

4.5 Consents.  The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof (other than (x) any consent, authorization or order that has been obtained as of the date hereof, (y) any filing or registration that has been made as of the date hereof or (z) any filings which may be required to be made by the Company with the SEC or state securities administrators subsequent to the Closing; provided, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Buyers herein).  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date.  The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.  The Company is not in violation of any requirements of the OTCBB and has no knowledge of any facts that would reasonably lead to the cessation of quotations for the Common Stock on the OTCBB in the foreseeable future.

4.6 No General Solicitation; Placement Agent's Fees.  Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' SECs (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby.  The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.

4.7 No Integrated Offering.  None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  None of the Company, its Subsidiaries, their Affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

4.8 SEC Documents; Financial Statements.  During the two (2) years prior to the date hereof, the Company has timely filed its SEC Documents.  The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in this Section 4.8 of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

4.9 Absence of Certain Changes.  Except as disclosed in Schedule 4.9, since December 31, 2008, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries.  Except as disclosed in Schedule 4.9, since December 31, 2008, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $25,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $25,000.  The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.  The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below).  For purposes of this Section 4.9, “Insolvent” means, with respect to any Person  (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total Indebtedness (as defined in Section 4.16), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

4.10 No Undisclosed Events, Liabilities, Developments or Circumstances.  No event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

4.11 Conduct of Business; Regulatory Permits.  Neither the Company nor its Subsidiaries is in material violation of any term of or in default under the Articles of Incorporation or Bylaws or their organizational charter or articles of incorporation or bylaws, respectively.  Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.  Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the OTCBB and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the OTCBB in the foreseeable future except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect and would not, individually or in the aggregate, reasonably lead to delisting or suspension from trading of the Common Stock by the OTCBB, FINRA or the SEC.  During the one (1) years prior to the date hereof, (i) the Common Stock has been quoted on the OTCBB, (ii) trading in the Common Stock has not been suspended by the SEC or FINRA and (iii) the Company has received no communication, written or oral, from the SEC or the OTCBB regarding the suspension or cessation of quotation of the Common Stock on the OTCBB.  The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit

4.12 Foreign Corrupt Practices.  Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.13 Sarbanes-Oxley Act.  The Company is in, and will be in continued compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.

4.14 Transactions With Affiliates. Except as otherwise provided in the SEC Documents, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

4.15 Equity Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which as of the date hereof, 23,240,899 shares are issued and outstanding, 10,000,000 shares of preferred stock is authorized, 5,000,000 of which have been designated as Series A Preferred Stock and none of which are issued and outstanding, , no shares are reserved for issuance pursuant to options and warrants outstanding and no shares are reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, shares of Common Stock except for shares to be issued under the Company’s 2009 Incentive Stock Plan.  All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  Except as set forth on Schedule 4.15 and in the SEC Documents: (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 4.16) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or any Subsidiary's respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.  The Company has furnished or made available to the Buyer upon such Buyer's request, true, correct and complete copies of the Company's Articles and the Company's Bylaws, as and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

4.16 Indebtedness and Other Contracts.  Except as disclosed in Schedule 4.16 and the SEC Documents, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the material violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument, in the judgment of the Company’s officers, would result in a Material Adverse Effect, (iii) is in material violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result,  in the judgment of the Company’s officers,  individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect.  For purposes of this Agreement:  (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of other kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

4.17 Absence of Litigation.  Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before the SEC, FINRA, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of its Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors, whether of a civil or criminal nature or otherwise.

4.18 Employee Relations.  Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  The Company and its Subsidiaries believe that their relations with their employees are good.  No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary.  No executive officer of the Company, to the knowledge of the Company or any of its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.19 Title.  The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries.  Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

4.20 Intellectual Property Rights.  The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted where the failure to so comply could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  None of the Company's Intellectual Property Rights have expired or terminated, or are expected to expire or terminate within three years from the date of this Agreement.  The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others.  There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights.  The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights where the failure to so comply could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

4.21 Environmental Laws.  The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses (iii) are in compliance with all terms and conditions of any such permit, license or approval and (iv) do not have any unresolved environmental complaints or issues in any of the jurisdictions in which they operate where, in each of the foregoing clauses (i), (ii), (iii) and (iv), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  Further, to the knowledge of the Company, it and its Subsidiaries are not in violation of any applicable anti-dumping laws in the jurisdiction(s) in which it carries out business, where the failure to so comply would reasonably have in the aggregate a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.  The Company further undertakes that it shall notify the Buyers promptly if it or any of its Subsidiaries were to receive an environmental complaint.

4.22 Subsidiary Rights.  The Company, or one of its Subsidiaries, has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

4.23 Tax Status.  The Company and each of its Subsidiaries (i) has made or filed all federal, foreign and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

4.24 Internal Accounting and Disclosure Controls.  The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in its reasonable belief, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  During the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries have received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

4.25 Off Balance Sheet Arrangements.  Except as otherwise provided  in the SEC Documents,  there is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

4.26 Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

4.27 Investment Company Status.  The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of  1940, as amended.

4.28 No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

Article 5

REPRESENTATIONS AND WARRANTIES OF THE BUYERS

Each Buyer severally and not jointly represents and warrants to the Company that:

5.1 Concerning the Buyers. The state in which any offer to purchase shares hereunder was made or accepted by such Buyer is the state shown as such Buyer’s address. The Buyer was not formed for the purpose of investing solely in the Securities.

5.2 Authorization and Power. The Buyer has the requisite power and authority to enter into and perform this Agreement and to purchase the securities being sold to it hereunder. The execution, delivery and performance of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby have been duly authorized by all necessary partnership action where appropriate. The Transaction Documents have been duly executed and delivered by such Buyer and at the Closing shall constitute valid and binding obligations of such Buyer enforceable against the Buyer in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

5.3 No Conflicts. The execution, delivery and performance of Transaction Documents and the consummation by such Buyer of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Buyer’s charter documents or bylaws where appropriate or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which such Buyer is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Buyer or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Buyer). The Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of such Buyer’s obligations under this Agreement or to purchase the Securities from the Company in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Buyer is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

5.4 Financial Risks. Such Buyer acknowledges that such Buyer is able to bear the financial risks associated with an investment in the Securities being purchased by such Buyer from the Company and that it has been given full access to such records of the Company and its Subsidiaries and to the officers of the Company and its Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. Such Buyer is capable of evaluating the risks and merits of an investment in the Securities being purchased by the Buyer from the Company by virtue of its experience as a Buyer and its knowledge, experience, and sophistication in financial and business matters and the Buyer is capable of bearing the entire loss of its investment in the Securities being purchased by the Buyer from the Company.

5.5 Accredited Buyer. The Buyer is (i) an “accredited Buyer” as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities being purchased by the Buyer from the Company.

5.6 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or SEC in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Buyer.

5.7 Knowledge of Company. Such Buyer and such Buyer’s advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities being purchased by such Buyer from the Company.  Such Buyer and such Buyer’s advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.

5.8 Risk Factors. Each Buyer understands that such Buyer’s investment in the Securities being purchased by such Buyer from the Company involves a high degree of risk.  Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities being purchased by the Buyer from the Company. Such Buyer warrants that such Buyer is able to bear the complete loss of such Buyer’s investment in the Securities being purchased by the Buyer from the Company.

5.9 Full Disclosure. No representation or warranty made by such Buyer in this Agreement and no certificate or document furnished or to be furnished to the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as set forth or referred to in this Agreement, Buyer does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity Securities of the Company.

Article 6

COVENANTS OF THE COMPANY

6.1 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, the maximum number of shares of Common Stock for the purpose of enabling the Company to issue the Underlying Shares.

6.2 Compliance with Laws. The Company hereby agrees to comply and to cause each Subsidiary and each Related Party to comply in all respects with the Company’s reporting, filing and other obligations under the Laws.

6.3 Exchange Act Registration. The Company will continue its obligation to report to the SEC under Section 15(d) of the 1934 Act, as applicable, and will use its commercially reasonable efforts to comply in all respects with its reporting and filing obligations under the 1934 Act, and will not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend any such registration or to terminate or suspend its reporting and filing obligations under the 1934 until the Restriction Termination Date.

6.4 Corporate Existence; No Conflicting Agreements. The Company will take all steps necessary to preserve and continue the corporate existence of the Company. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.

6.5 Listing, Securities Exchange Act of 1934 and Rule 144 Requirements.

6.5.1 The Company shall not take any action which would cause its Common Stock not to be traded on the OTC Bulletin Board, except that the Company may list the Common Stock on the Nasdaq Stock Market or the American or New York Stock Exchange if it meets the applicable listing requirements.  If, for any time after the Closing, the Company is no longer in compliance with this Section 6.5.1, then the Company shall pay to the Buyers as liquidated damages and not as a penalty, an amount equal to eighteen percent (18%) per annum, based on the lesser of (a) the Purchase Price or (b) that percentage of the Purchase Price which the unsold or otherwise untransferred shares of Common Stock underlying the Series B Preferred Stock and/or unconverted Series B Preferred Stock (the “Unsold Purchase Price of Shares”) bears to the number of shares of Common Stock initially sold pursuant to this Agreement.

6.5.2 Commencing not later than one hundred and forty-five (145) days from the Closing Date, the Company shall have caused its Common Stock to be listed on the Nasdaq Global Market or Nasdaq Capital Market or the New York or American Stock Exchange, and, from and after the date of such listing, the Common stock shall continue to be listed on one of such markets or exchanges until the Restriction Termination Date, provided, however, such payment of liquidated damages shall not accrue until the Company fulfill all of its requirements for listing on a national securities exchange.  If, for any time after the Closing and prior to the Restriction Termination Date, the Company is not in compliance with this Section 6.5.2, then the Company shall pay to the Buyers as liquidated damages and not as a penalty, an amount equal to twelve percent (12%) per annum, based on the lesser of (a) the Purchase Price or (b) that percentage of the Purchase Price which the Underlying Shares bears to the number of shares of Common Stock initially issuable upon conversion of the Series B Preferred Stock.  Notwithstanding the foregoing, no liquidated damages shall be payable pursuant to this Section 6.5.2 during any period for which liquidated damages are payable pursuant to Section 6.5.1.

6.6 No Convertible Debt or Preferred Stock. On or prior to the Closing Date, the Company will cause to be cancelled or paid all convertible debt in the Company. Until the eighteen (18) month anniversary of the Closing Date, the Company will not issue any convertible debt or any shares of any class or series of Preferred Stock.

6.7 Debt Limitation. The Company agrees until the earlier of (a) three years after Closing Date or (b) the Restriction Termination Date, it will not have outstanding any debt in an amount greater than twice the sum of the EBITDA from continuing operations for the past four quarters.  Nothing in this Section 6.7 shall be construed to prohibit the Company from borrowing from the Chinese government or from Chinese banks as long as such loans do not result in the Company being in default of any of its covenants set forth in this Section 6.7.

6.8 Reset Equity Deals. On or prior to the Closing Date, the Company will cause to be cancelled any and all reset features related to any shares outstanding that could result in additional shares being issued. Until the earlier of (a) five years from the Closing Date or (b) the Restriction Termination Date, the Company will not enter into any transactions that have any reset features that could result in additional shares being issued.

6.9 Use of Proceeds. The Company will use the net proceeds from the sale of the Securities and the exercise of the Warrants, after payment of legal fees and other closing costs, for the purchase of assets through its wholly-owned subsidiary, Shaanxi Biostar Biotech Ltd.  The Company shall also allocate $350,000 which will be retained in escrow and maintained by the Escrow Agent pursuant to the Closing Escrow Agreement for the payment of professional fees, including audit, legal, investor relations and expenses related to listing on a national securities exchange, which are payable subsequent to the Closing.

6.10 Make Good Shares Based on Income from Operations.

6.10.1 Pursuant to the Make Good Escrow Agreement, the Company shall deliver to the Escrow Agent (i) resolutions executed by the Board of Directors of the Company and (ii) irrevocable instructions to the transfer agent executed by the Company for the issuance of up to an additional 2,000,000 shares of Common Stock and/or Series B Preferred Stock to be issued at the option of the Buyer in accordance with this Section 6.10 (the “Make Good Shares”).

6.10.2 For purposes of this Section 6.10, the Company’s Income from Operations for the years ended December 31, 2009 and/or 2010 is less than $15,900,000.00 (the “2009 Target Number”), and $21,100,000.00 (the “2010 Target Number”), respectively.

6.10.3 If the percentage shortfall for the 2009 Target Number is between one percent (1%) and ten percent (10%), then for every one percent (1%) of shortfall, the Company shall instruct the Escrow Agent to deliver such number of Make Good Shares which is equal to the percentage shortfall multiplied by the total number of Make Good Shares in the ratio of their initial purchase of Securities.

6.10.4 If the percentage shortfall for the 2009 Target Number is between ten percent (10%) and twenty-five percent (25%), then for every one percent (1%) of shortfall between one percent (1%) and ten percent (10%), the Company shall deliver to the Buyers or the Company shall instruct the Escrow Agent to deliver such number of Make Good Shares to the Buyers which is equal to the percentage shortfall multiplied by the total number of Make Good Shares in the ratio of their initial purchase of Securities and for every one percent (1%) of shortfall between ten percent (10%) and twenty-five percent (25%), the Company shall deliver to the Buyers or the Company shall instruct the Escrow Agent to deliver such number of Make Good Shares to the Buyers which is equal to the two times the percentage shortfall multiplied by the total number of Make Good Shares in the ratio of their initial purchase of Securities.

6.10.5 If the percentage shortfall for the 2009 Target Number is equal to or greater than twenty-five percent (25%), then the Escrow Agent shall deliver all of the Make Good Shares then held by the Escrow Agent to the Buyers in the ratio of their initial purchase of Securities.

6.10.6 If the percentage shortfall for the 2010 Target Number is between one percent (1%) and ten percent (10%), then for every one percent (1%) of shortfall, the Company shall deliver to the Buyers or the Company shall instruct the Escrow Agent to deliver such number of Make Good Shares to the Buyers which is equal to the percentage shortfall multiplied by the total number of Make Good Shares in the ratio of their initial purchase of Securities.

6.10.7 If the percentage shortfall for the 2010 Target Number is between ten percent (10%) and twenty-five percent (25%), then for every one percent (1%) of shortfall between one percent (1%) and ten percent (10%), the Company shall deliver to the Buyers or the Company shall instruct the Escrow Agent to deliver such number of Make Good Shares to the Buyers which is equal to the percentage shortfall multiplied by the total number of Make Good Shares in the ratio of their initial purchase of Securities and for every one percent (1%) of shortfall between ten percent (10%) and twenty-five percent (25%), the Company shall deliver to the Buyers or the Company shall instruct the Escrow Agent to deliver such number of Make Good Shares to the Buyers which is equal to the two times the percentage shortfall multiplied by the total number of Make Good Shares in the ratio of their initial purchase of Securities.

6.10.8 If the percentage shortfall for the 2010 Target Number is equal to or greater than twenty-five percent (25%), then the Escrow Agent shall deliver all of the Make Good Shares then held by the Escrow Agent to the Buyers in the ratio of their initial purchase of Securities.

6.10.9 The distribution of Make Good Shares pursuant to this Section 6.11 shall be made within five (5) business days after the Company files its Form 10-K with the SEC for the applicable year.  In the event that the Company does not file its Form 10-K for the year ended December 31, 2009 or 2010 with the SEC within thirty (30) days after the date that filing was required, after giving effect to any extension pursuant to Rule 12b-25 of the Exchange Act, all of the Make Good Shares shall be delivered to the Buyers.

6.10.10 The parties understand that, pursuant to the Make Good Escrow Agreement, the Escrow Agent will not make any deliveries of shares without the signed written instructions from the Company and the Buyers.

6.11 Insider Selling.  No Restricted Stockholders may sell any shares of Common Stock in the public market prior to the earlier of 18 months from the Closing Date or the Restriction Termination Date; provided, however, that if any Restricted Stockholder who is director and not an executive officer of the Company shall cease to be a director, such Person may sell not more than a total of 50,000 shares of Common Stock in the public market during the period set forth in this sentence.  Restricted Stockholders shall mean any Person who is an officer, director or Affiliate of the Company or who becomes an officer or director of the Company subsequent to the Closing Date.  Without limiting the generality of the foregoing, the Restricted Stockholders shall not to directly or indirectly offer to sell, grant an option for the purchase or sale of, transfer, pledge assign, hypothecate, distribute or otherwise encumber or dispose of any securities in the Company in a transaction which is not in the public market unless the transferee agrees to be bound by the provisions of this Section 6.11. The Company shall require any newly elected officer or director to agree to the restriction set forth in this Section 6.11.  Andrew Barron Worden and the Buyers shall not be considered Restricted Stockholders.  The restrictions in this Section 6.12 shall not apply to shares issued pursuant to a stock option or long-term incentive plans which may be approved by the Compensation Committee provided that such committee is comprised of a majority of independent directors.

6.12 Employment and Consulting Contracts. For three years after the Closing, the Company shall have a unanimous approval from the Compensation Committee that any awards other than salary are usual, appropriate and reasonable for any officer, director or consultants whose compensation is more than $100,000 per annum.  This Section 6.12 does not apply to attorneys, accountants and other persons who provide professional services to the Company.

6.13 Subsequent Equity Sales.  From the date hereof until the Restriction Termination Date, the Company shall be not effect or enter into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction” or an “MFN Transaction” (each as defined below).  The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock.  The term “MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to a Buyer the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such Buyer in such offering.  Any Buyer shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 6.13 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction or MFN Transaction shall be an Exempt Issuance.

6.14 Stock Splits. All forward and reverse stock splits shall effect all equity and derivative holders proportionately.

6.15 Retention of Top 10 Audit Firm. Within 60 days after Closing, the Company shall retain a top 10 audit firm that is mutually acceptable to the Company and the Buyers.

6.16 Payment of Due Diligence Expenses. At Closing the Escrow Agent shall disperse to Barron the sum of $25,000.00 for its due diligence expenses.

6.17 No Outside Interests.  Until the Restriction Termination Date, the Company’s chairman and chief executive officer will devote their full time and attention to the business of the Company and shall not have any business interests or activities other than as chairman or chief executive officer, as the case may be, except that he or she may devote time, which shall not be material and which shall not interfere with his or her duties as the Company’s chairman or chief executive officer, as the case may be, to personal passive investments and charitable and community activities.

6.18 Buyers Requirement to Convert.  The Buyers joint and severally undertake that they shall convert the Series B Preferred Stock or exercise their Warrants so that at all times after the Closing Date they shall collectively own 9.9% of the Company’s outstanding voting securities, provided, that the provisions of this Section 6.18 shall not be applied if, in the aggregate, the Buyers collectively hold less that 9.9% of the Company’s outstanding voting securities after conversion of all the Series B Preferred Stock and upon exercise of the Warrants.

6.19 Retention of Transfer Agent.  Upon the Company’s listing of its Common Stock on the NYSE Amex, the Company shall appoint StockTrans or any other transfer agent acceptable to the NYSE Amex as the Company’s transfer agent.

Article 7

COVENANTS OF THE BUYER

Each Buyer, severally and not jointly, covenants and agrees with the Company as follows:

7.1 Compliance with Law. Each Buyer’s trading activities with respect to shares of the Company’s Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of any public market on which the Company’s Common Stock is listed.

7.2 Transfer Restrictions. The Buyers acknowledge that (a) the Series B Preferred Stock, Warrants and Underlying Shares have not been registered under the provisions of the 1933 Act, and may not be transferred unless (i) subsequently registered thereunder or (ii) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Series B Preferred Stock, Warrants and Underlying Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (b) any sale of the Underlying Shares made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.  Each Buyer agrees that until the Restriction Termination Date it will not sell the Common Stock short or effect any sales based upon market-based metrics.

7.3 Restrictive Legend. Each Buyer acknowledges and agrees that the Securities and the Underlying Shares shall bear a restrictive legend and a stop-transfer order may be placed against transfer of any such Securities except that the requirement for a restrictive legend shall not apply to Shares sold pursuant to a current and effective registration statement or a sale pursuant Rule 144 or any successor rule.

Article 8

CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS

The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date, of the following conditions:

8.1 No Termination. This Agreement shall not have been terminated pursuant to Article 10 hereof.

8.2 Representations True and Correct. The representations and warranties of the Buyers contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

8.3 Compliance with Covenants. The Buyers shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

8.4 No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

Article 9

CONDITIONS PRECEDENT TO BUYER’S OBLIGATIONS

The obligation of the Buyers to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date unless specified otherwise, of the following conditions:

9.1 No Termination. This Agreement shall not have been terminated pursuant to Article 10 hereof.

9.2 Representations True and Correct. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

9.3 Compliance with Covenants . The Company shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

9.4 No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

9.5 Company’s Status.  The Company shall be current in its filing with the SEC and the Company’s Common Stock must be trading on the OTC Bulletin Board.

Article 10

TERMINATION, AMENDMENT AND WAIVER

10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date

10.1.1 by mutual written consent of the Buyer and the Company;

10.1.2 by the Company upon a material breach of any representation, warranty, covenant or agreement on the part of any Buyer set forth in this Agreement, or any Buyer upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company or the Buyer, respectively, shall have become untrue, in either case such that any of the conditions set forth in Article 8 or Article 9 hereof would not be satisfied (a “Terminating Breach”), and such breach shall, if capable of cure, not have been cured within five (5) business days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach.

10.2 Effect of Termination. Except as otherwise provided herein, in the event of the termination of this Agreement pursuant to Section 10.1 hereof, there shall be no liability on the part of the Company or any Buyer or any of their respective officers, directors, agents or other representatives and all rights and obligations of any party hereto shall cease.

10.3 Amendment and Waiver.

10.3.1 This Agreement may be amended by the parties hereto any time prior to the Closing Date by an instrument in writing signed by the parties hereto, subject to the provisions of Section 10.3.3; provided, however that the 9.9% Limitation may not be amended or waived.

10.3.2 At any time prior to the Closing Date, the Company or the Buyers, as appropriate, may: (a) extend the time for the performance of any of the obligations or other acts of other party or; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or (c) waive compliance with any of the agreements or conditions contained herein for its or their benefit other than the 9.9% Limitation which may not be waived.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, subject to Section 10.3.3 of this Agreement.

10.3.3 Any amendment or waiver signed by 75% of the holders of the then outstanding shares of Series B Preferred Stock, or, after the conversion of all shares of Series B Preferred Stock, the holders of Warrants to purchase a majority of the shares of Common Stock then issuable upon exercise of the Warrants, shall be deemed to be approval of the Buyers; provided, that any amendment or waiver which changes the conversion rate or conversion price of the Series B Preferred Stock or the exercise price of the Warrants shall require the approval of all of the holders of the Warrants.

Article 11

GENERAL PROVISIONS

11.1 Transaction Costs Except as otherwise provided herein, each of the parties shall pay all of his or its costs and expenses (including attorney fees and other legal costs and expenses and accountants’ fees and other accounting costs and expenses) incurred by that party in connection with this Agreement; provided, the Company shall pay Buyer such due diligence expenses as described in Section 6.22.

11.2 Indemnification. The Buyer agrees to indemnify, defend and hold the Company (following the Closing Date) and its officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of or result from any breach of this Agreement by the Buyers or failure by the Buyers to perform with respect to the representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement.  The Company agrees to indemnify, defend and hold the Buyers (following the Closing Date) harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement or failure by the Company to perform with respect to the representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement.  In no event shall the Company or the Buyers be entitled to recover consequential or punitive damages resulting from a breach or violation of this Agreement nor shall any party have any liability hereunder in the event of gross negligence or willful misconduct of the indemnified party.  In the event of the failure of the Company to issue the Series B Preferred Stock and Warrants in violation of the provisions of this Agreement, the Buyers, as their sole remedy, shall be entitled to pursue a remedy of specific performance upon tender into the Court an amount equal to the Purchase Price hereunder. The indemnification by the Buyers shall be limited to the amount of the Purchase Price.

11.3 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.4 Entire Agreement. This Agreement (together with the Schedule, Exhibits, Warrants and documents referred to herein) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

11.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

Biostar Pharmaceuticals, Inc.
No. 588 Shiji Avenue, Xiangyang City,
Shaanxi Province, The People’s Republic of China 712046
Attention: Mr. Ronghua Wang
E-mail: office@aoxing-group.com
Fax:

                                With a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Attention: Benjamin Tan, Esq.
E-mail: btan@srff.com
Fax: (212) 930-9725

If to Barron:

Barron Partners L.P.
c/o Barron Capital Advisors, LLC
730 Fifth Avenue, 25th Floor
New York, New York 10019
Attn: Andrew Barron Worden
E-mail: abw@barronpartners.com and onf@barronpartners.com
Fax: (212) 359-0222

If to the other Buyers, at their addresses set forth on Appendix A.

11.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

11.7 Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

11.8 Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation.  The parties acknowledge each contributed and is equally responsible for its preparation. In resolving any dispute regarding, or construing any provision in, this Agreement, there shall be no presumption made or inference drawn because of the drafting history of the Agreement, or because of the inclusion of a provision not contained in a prior draft or the deletion or modification of a provision contained in a prior draft.

11.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law.

11.10 Jurisdiction; Waiver of Jury Trial. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the federal and state courts situated in the City, County and State of New York. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court if such party prevails on substantially all issues in dispute.

11.11 Preparation and Filing of Securities and Exchange SEC filings. The Buyers shall reasonably assist and cooperate with the Company in the preparation of all filings with the SEC after the Closing Date due after the Closing Date.

11.12 Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement.  The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

11.13 Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby.

11.14 Third Parties. Except as disclosed in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees.  Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

11.15 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall nay single or partial exercise of any such right preclude other or further exercise thereof or of any other right.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.16Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Buyers and the Company have as of the date first written above executed this Agreement.

THE COMPANY:

BIOSTAR PHARMACEUTICALS, INC.

By:/s/ Ronghua Wang
      Name: Ronghua Wang
      Title: Chief Executive Officer

BUYERS:

Barron Partners L.P.
By: Barron Capital Advisors LLC, its General Partner

By: /s/ Andrew Barron Worden
Name:  Andrew Barron Worden
Title: Managing Member

/s/ Fernando Oscar Liu
Fernando Oscar Liu

/s/ Olga Filippova
Olga Filippova

/s/ Andrew Barron Worden
Andrew Barron Worden

/s/ Steven Mazur
Steven Mazur

XWRT2 LP

By: /s/ Joseph Abrams
Name:  Joseph Abrams
Title:  General Partner

SBMT2 LP
By: Carlton Beal Family Trust FBO Spencer Beal, its General Partner

By: /s/ Spencer Beal
Name:  Spencer Beal
Title: Trustee

Godfrey2468 LP

By: /s/ Peter Godfrey
Name:  Peter Godfrey
Title: General Partner

LeeMadison9189 LP
BY:  Robert M. Mayes and Laura L. Mayes Living Trust, its General Partner

By: /s/ Robert Mayes
Name:  Robert Mayes
Title: Manager

RossPlan LP
By: Santee River Pension Plan, its General Partner

By: /s/ Ross Pirasteh
Name:  Ross Pirasteh
Title: Manager

Golden1177 LP
By: Golden Properties Ltd., its General Partner

By: /s/ Alex Lau
Name:  Alex Lau
Title: Manager

JBWA2 LP

By: /s/ C. James Jensen
Name:  C. James Jensen
Title: General Partner

TIBERO2 LP

By: /s/ Tim Robinson
Name:  Tim Robinson
Title: General Partner

KAUFMAN2 LP

By: /s/ Daniel Kaufman
Name: Daniel Kaufman
Title: General Partner

Schedule A

Name and Address	Amount of Investment	Number of Shares of Preferred Stock	Number of Shares Underlying Warrants
Barron Partners L.P.	$875,000	500,000	121,359
Fernando Oscar Liu	$17,500	10,000	2,427
Olga Filippova	$10,500	6,000	1,456
Andrew Barron Worden	$315,000	180,000	43,689
Golden1177 LP	$1,253,000	716,000	173,786
RossPlan LP	$420,000	240,000	58,252
JBWA2 LP	$105,000	60,000	14,563
LEEMADISON9189	$59,500	34,000	8,252
XWRT2 LP	$59,500	34,000	8,252
GODFREY2468 LP	$70,000	40,000	9,709
SBMT2 LP	$52,500	30,000	7,282
TIBERO2 LP	$87,500	50,000	12,136
KAUFMAN2 LP	$175,000	100,000	24,272
Steve Mazur	$105,000	60,000	14,563
TOTAL	$3,605,000	2,060,000	500,000